Exhibit 10.3


                   JUNO LIGHTING, INC. SEVERANCE PAY PLAN FOR
                              DESIGNATED EMPLOYEES

1.       PURPOSE OF THE PLAN
         -------------------

         The purpose of the Juno Lighting, Inc. Severance Pay Plan for Designated Employees is to provide severance benefits to certain key employees of Juno Lighting, Inc. whose employment is terminated under the circumstances described below.

2.       DEFINITIONS
         -----------

         The following terms, as used herein, shall have the following meanings:

         (a) "AAA" shall have the meaning provided in Section 6(a).

         (b) "Applicable Participants" shall have the meaning provided in
Section 6(a).

         (c) "Beneficiary" shall mean the person or persons designated by the Participant as the Participant's Beneficiary under the Plan, or if no person is specifically designated, the Participant's estate.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Cause" for termination by the Company of the Participant's employment shall mean a good faith determination by the Board that the Participant has engaged in (i) the commission of a felony or crime involving moral turpitude, (ii) willful failure to follow the lawful direction of the Board, (iii) willful breach of duties with the intent to benefit personally therefrom, or (iv) gross neglect of duties. For purposes of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company. The Participant must receive a written notice of intent to terminate employment for "cause" from the Company that sets forth the details of such termination. The Participant shall have 30 days thereafter to cure same.

         (f) "Change in Control" shall mean the date of the consummation of a transaction in connection with which any person or entity, other than Fremont Partners or its affiliates, becomes the beneficial owner, directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities.

         (g) "COBRA" shall mean the Consolidated Omnibus Reconciliation Act of 1985, as amended.

         (h) "Committee" shall mean the Compensation Committee of the Company.

         (i) "Common Stock" shall mean common stock, par value $0.001 per share, of the Company.

         (j) "Company" shall mean Juno Lighting, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (k) "Disability" shall mean permanent disability as determined pursuant to the Company's long-term disability plan or policy, in effect at the time of such disability.

         (l) "Dispute" shall have the meaning provided in Section 6(a).

         (m) "Effective Date" shall have the meaning provided in Section 7(k).

         (n) "Good Reason" for termination of employment by the Participant's shall mean, without the Participant's consent (i) a material reduction in the Participant's compensation or benefits, (ii) a material adverse change in duties, title, status, position or reporting responsibilities; provided, however, that a reduction in duties, title, status, position or reporting responsibilities solely by virtue of the Company no longer being publicly held or by virtue of being acquired and made part of another entity (as, for example, when the Chief Financial Officer of the Company remains as such following a Change in Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute Good Reason, or (iii) a requirement by the Company that Participant move outside of their current metropolitan area. The Company must receive 30-days advance written notice from the Participant of an intent to terminate employment for Good Reason. Such notice shall set forth the details of such termination. The Company shall have 30 days thereafter to cure same.

         (o) "Notice Period" shall have the meaning provided in Section 7(b).

         (p) "Participant" shall mean the individuals listed on Exhibit "A" hereto, as may be amended by the Board from time to time.

         (q) "Plan" shall mean the Juno Lighting, Inc. Severance Pay Plan For Designated Employees.

         (r) "Severance" shall mean the termination of a Participant's employment with the Company (i) by the Company other than for Cause, death or Disability at any time during the term of this Plan or (ii) by the Participant for Good Reason based on an event occurring within two (2) years following a Change in Control.

         (s) "Severance Benefits" shall have the meaning provided in Section
4(b)

         (t) "Severance Date" shall mean the date on which the Participant incurs a Severance.

         (u) "Severance Payment" shall have the meaning provided in Section
4(a).

         (v) "Release of Claims" shall have the meaning provided in Section 4.

         (w) "Rules" shall have the meaning provided in Section 6(a).

3.       ADMINISTRATION
         --------------

         The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, to interpret the terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

4.       BENEFITS
         --------

         Subject to the Participant's executing and, if applicable, not revoking, a waiver and release of claims satisfactory to the Company substantially in the form attached hereto as Exhibit B (the "Release of Claims"), a Participant who incurs a Severance shall, in accordance with the terms of this Plan, be entitled to receive the benefits set forth under Sections 4(a) and (b), as follows:

         (a) Severance Payment. A lump sum cash payment, in lieu of any other severance payment or similar right or benefit otherwise payable to or on behalf of the Participant pursuant to the terms of any other plan or agreement of the Company or any subsidiary thereof, in an amount equal to the sum of (i) two (2) times (x) the Participant's annual base salary as in effect immediately prior to the Severance Date (or, if greater, immediately prior to the Change in Control) plus (y) the Participant's annual incentive bonus paid for the plan year ended immediately preceding the year in which the Severance Date occurs (in an amount not less than the amount payable under such incentive plan pursuant to its terms as in effect immediately prior to the Change in Control) and (ii) the Participant's target annual incentive bonus that would have otherwise been payable pursuant to the terms of the applicable annual incentive compensation plan with respect to the plan year in which the Severance Date occurred had the Participant remained in the employ of the Company through the normal payment date, prorated to the Severance Date based on the ratio of the number of days during the plan year prior to the Severance Date and the total number of days in the plan year (collectively, the "Severance Payment").

         (b) Severance Benefits.

         (i) Provided the Participant timely elects COBRA coverage and is not otherwise eligible for medical benefits from another source, the Company shall pay, on the Participant's behalf, his or her group health insurance premiums, including coverage for the Participant's eligible dependants that were enrolled immediately prior to the Severance Date, for a period not to exceed the shorter of (x) the period during which the Company is obligated to provide COBRA coverage pursuant to applicable law or (y) two (2) years following the Severance Date. The Participant will advise the Company promptly upon the Participant becoming eligible for medical benefits from another source, and, if such occurs, the Company's obligation to pay the Participant's COBRA premiums will cease.

         (ii) The Company shall pay the Participant's life insurance coverage at the same level as was provided for the Participant immediately prior to the Severance Date (or, if greater, as of immediately prior to the Change in Control) for a period not to exceed two (2) years following the Severance Date.

         (iii) The Company shall provide outplacement services to the Participant up to an amount not to exceed $15,000.

         Benefits payable under this Section 4(b) shall be collectively referred to as "Severance Benefits".

         (c) Payment. The Severance Payment will be paid in a single lump sum within forty-five (45) days after the Participant's termination date (but no earlier than eight (8) days after the employee returns the executed waiver and release) and shall be reduced by such amounts as may be required under all applicable federal, state, local or other laws or regulations to be withheld or paid over with respect to such payment (or any other payments hereunder) including, but not limited to, any amounts paid to the Participant pursuant to the Worker Adjustment and Retraining Notification Act and any similar state or local statute or regulation.

5.       PLAN MODIFICATION OR TERMINATION
         --------------------------------

         The Plan may be amended or terminated by the Board, or a duly appointed committee of the Board, at any time; provided, however, that for a two-year period following the consummation of a Change in Control, the Plan may not be amended or terminated in a manner that reduces or otherwise adversely affects any Participant's rights or benefits hereunder unless the prior written consent of the Participant is first obtained.

6.       MANDATORY ARBITRATION
         ---------------------

         (a) Any dispute, controversy or claim of any kind arising out of, relating to or in connection with, the Plan or termination or validity thereof ("Dispute") shall be finally and exclusively settled by arbitration conducted in Des Plaines, Illinois in accordance with the National Rules for the Resolution of Employment Disputes as promulgated by the American Arbitration Association ("AAA") then in effect (the "Rules"). If the Dispute involves a controversy of $1,000,000 or less, the arbitration shall be conducted before a tribunal composed of one arbitrator jointly selected by the Company on the one hand and all Participants who are parties to the arbitration (the "Applicable Participants") on the other hand within thirty (30) days of service of respondent(s) demand for arbitration. If the Company and the Applicable Participants are unable to select an arbitrator within thirty (30) days, the AAA shall appoint the arbitrator using the listing, striking and ranking procedures in the Rules (with the Company acting as one party and the Applicable Participants acting collectively as the other party for such purpose). If the Dispute involves a controversy of more than $1,000,000, the arbitration shall be conducted before a tribunal composed of three arbitrators. The Company shall appoint one arbitrator, and the Applicable Participants shall collectively appoint one arbitrator, in each case within thirty (30) days of service on respondent(s) of a demand for arbitration. The two arbitrators so appointed shall jointly appoint the third arbitrator within twenty (20) days of the appointment of the second arbitrator. The third arbitrator shall serve as the chairperson of the tribunal. If the appointment of any arbitrator is not timely effected, then, upon the request of any of the Company or the Applicable Participants, the AAA shall appoint the arbitrator or the chairperson, as the case may be, using the listing, striking and ranking procedures in the Rules. The Company and the Applicable Participants shall use their best efforts to hold the arbitration hearing as expeditiously as possible and, if possible, within three months following the appointment of the arbitrators. The arbitrator(s) shall not be permitted to award punitive damages. The award shall be in writing and shall state the facts and legal conclusions upon which it is based. The award shall be final and binding upon the Company and the Applicable Participants, and shall be the sole and exclusive remedy between the Company and the Applicable Participants regarding any claims, counter-claims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof. All Disputes to be resolved under this Section shall be resolved in a confidential manner. The arbitrator(s) shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party to the arbitration the existence, contents or results of the arbitration or any other information about such arbitration. Neither the Company nor any Applicable Participant shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party to the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by a governmental authority or as required in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party to the arbitration intending to make such disclosure shall give the other party or parties to the arbitration reasonable written notice of the intended disclosure and afford the other party or parties to the arbitration a reasonable opportunity to protect its interests.

         (b) Submission to Jurisdiction. Each of the Company and the Participants irrevocably consents and agrees that (a) any action brought to compel arbitration or in aid of arbitration in accordance with the terms of the Plan and (b) any action confirming and entering judgment upon any arbitration award may be brought in the state or federal courts of the State of Illinois.

7.       GENERAL PROVISIONS
         ------------------

         (a) No Assignment. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

         (b) Reduction of Severance Amount. If the Company is obligated pursuant to applicable law, including without limitation, pursuant to the Worker Adjustment and Retraining Notification Act and any similar state or local statute or regulation, or by virtue of being a party to a contract (but not pursuant to any severance or termination plan) to pay severance pay, a termination indemnity, notice pay or the like or if the Company is obligated by law to provide advance notice of separation ("Notice Period"), then any Severance Payment hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period to the maximum extent permitted by law.

         (c) No Right of Continued Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whomsoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         (d) Severability. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

         (e) Indemnification Agreement. Notwithstanding anything herein to the contrary, nothing in this Plan is intended to modify or terminate the Company's obligations under any indemnity agreement entered into between a Participant and the Company.

         (f) Successors. This Plan shall be binding upon and shall inure to the benefit of and be enforceable by the Company and its successors and assigns, and by each Participant and by the personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of each Participant. If any Participant shall die while any amount would still be payable to such Participant (other than amount which, by their terms, terminate upon the death of the Participant), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of the Participant's estate as if the Participant had continued to live.

         (g) Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         (h) Unfunded Status of Plan. The Plan shall not be funded. No Participant shall have any right to, or interest in, any assets of any Company which may be applied by the Company to the payment of benefits or other rights under this Plan.

         (i) Notices. All notices and all other communications provided for in this Plan (i) shall be in writing, (ii) shall be hand delivered, sent by first class mail, certified or registered with return receipt requested, addressed, in the case of the Company, to Juno Lighting, Inc. 1300 South Wolf Road, Des Plaines, Illinois, 60018, Attention: Chief Financial Officer and in the case of a Participant, to the last known address of such Participant, or by transmission of a fax and (iii) shall be effective when delivered, if hand delivered; three (3) days after mailing by first class mail, certified or registered with return receipt requested; and 24 hours after transmission of a fax.

         (j) Governing Law. This Plan shall be construed and enforced according to the laws of the State of Illinois (without regard to its principle of conflict of laws) to the extent not preempted by Federal law, which shall otherwise control.

         (k) Effective Date. The Plan shall take effect on the date of its adoption by the Company (the "Effective Date"). The Plan shall expire on the first anniversary of the Effective Date if a Change in Control has not occurred within such one-year period.

                                                                      EXHIBIT A

                               PLAN PARTICIPANTS
                               -----------------

Tracy Bilbrough
Glenn Bordfeld
George Bilek
Al Fromm
Don Pannier
Charles Huber
Rich Stam
Ed Laginess
Charlie Stover
Michael Dwyer

                                                                      EXHIBIT B


                     JUNO LIGHTING, INC. SEVERANCE PAY PLAN
                            FOR DESIGNATED EMPLOYEES



                               WAIVER AND RELEASE
                               ------------------

         In exchange for the severance benefits to be provided to me under the Juno Lighting, Inc. Severance Pay Plan For Designated Employees (the "Plan"), which I acknowledge I am not otherwise entitled to receive, I knowingly and voluntarily agree to this waiver and release of claims ("Waiver and Release").

1. In signing this Waiver and Release, I hereby waive and release any and all claims that I may ever have had or that I now have against the following persons and organizations: _______________ (the "Released Parties").

2. I understand and agree that, in signing this Waiver and Release, I am waiving and releasing any and all claims of whatever nature, known and unknown, suspected or unsuspected, that I now have or that I may ever have had against the Released Parties, including but not limited to:

         a. Claims of age discrimination under the federal Age Discrimination in Employment Act, as amended ("ADEA");

         b. Claims of race, color, sex, national origin and religious discrimination in employment under Title VII of the Civil Rights Act of 1964, as amended, or the Civil Rights Act of 1866, 42 U.S.C. ss. 1981, as amended;

         c. Claims of disability discrimination under the Americans with Disabilities Act;

         d. Claims arising under the Family and Medical Leave Act, or any similar state or local statute, ordinance or regulation;

         e. Claims arising under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local statute, ordinance or regulation;

         f. Claims arising under the Employee Retirement Income Security Act of 1974, as amended;

         g. Claims of discrimination in employment or retaliation under any federal, state or local statute, ordinance, regulation, or constitution;

         h. Claims of breach of contract or other duty or claims for paid time off, bonuses, incentive compensation or other benefits; and

         i. Any common law or statutory claims of wrongful discharge and any other common law tort or statutory claims.

3. Notwithstanding the foregoing, it is understood and agreed that I am not waiving:

         a.       Claims filed under any state workers' compensation law;

         b. Ordinary claims for accrued and vested benefits under the Company's pension and savings plans; or

         c. Ordinary claims for benefits under the Company's life insurance and health care plans.

         I agree and understand that this Waiver and Release will be binding not only on me but also on my heirs, administrators, and assigns with respect to the claims covered by this Waiver and Release. As of the date of my signing of this Waiver and Release, I have made no assignment of any claims against any Released Party. Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, I understand and agree that this Waiver and Release is intended to include all claims, if any, which I may have and which I do not now know or suspect to exist in my favor against the Released Parties and I understand and agree that this Agreement extinguishes those claims.

4. Nothing in this Waiver and Release shall be construed to prohibit me from communicating with or participating in any administrative proceeding before the Equal Employment Opportunity Commission, the Securities or Exchange Commission, or taking any other action protected under any federal, state or local law. I acknowledge, however, that I am specifically waiving all rights to recover any further damages under any such proceeding, action or law including but not limited to lost wages and benefits, lost pay, damages for emotional distress, punitive damages, reinstatement, attorneys' fees or costs.

5. This Waiver and Release shall be governed by the laws of the State of Illinois, to the extent such laws are not preempted by applicable federal law.

6. I understand that I am waiving rights I may have under the ADEA and the Older Workers Benefit Protection Act. I acknowledge that, at the time I was given this Waiver and Release, I was informed in writing by my employer that I had at least forty-five (45) days in which to consider whether I would sign this Waiver and Release. I also acknowledge that, at the time I was given this Waiver and Release, I was informed in writing that I should consult with an attorney before signing this Waiver and Release. I have had an opportunity to consult with an attorney and have either had such consultations or have made a knowing, voluntary and uncoerced decision to sign this Waiver and Release without consulting with legal counsel. Finally, if I am age forty (40) or older, I acknowledge that, at the time I was given this Waiver and Release, I was informed in writing of the unit or group of individuals covered by this offering, any eligibility factors for the program and any applicable time limits, as well as the job titles and ages of all individuals eligible or selected for this offering and the ages of all individuals in the same job classification or organizational unit who are not eligible for or were not selected for the offering.

7. I acknowledge that I am signing this Waiver and Release no earlier than my last day of active employment with the Company and no later than the later of (a) the effective date of my termination of employment or (b) forty-five (45) days after the date I was provided with a copy of this Waiver and Release and the summary plan description for the Plan. I acknowledge that I have been informed that I may revoke my acceptance of this Waiver and Release by delivering a letter to the Plan Administrator, within seven (7) days of the date of my signature. I understand that this Waiver and Release will not become effective until the eighth (8) day following my signature. I understand and intend that, in the event I do not revoke my acceptance of this Waiver and Release within the seven-day period described in this paragraph, this Waiver and Release will be legally binding and enforceable.


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Name (Print)                                     Social Security Number


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Signature                                        Date